EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated June 29, 2009, relating to the consolidated financial statements and financial statement schedule of Longtop Financial Technologies Limited (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No.109”) and the effectiveness of Longtop Financial Technologies Limited’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Longtop Financial Technologies Limited for the year ended March 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement on Form F-3.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
November 16, 2009

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